Execution Copy

SECURITIES PURCHASE AGREEMENT

        SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 11, 2005 (the “Execution Date”), by and between ENER1, INC., a Florida corporation (the “Company”), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as an “Investor” and, collectively, as the “Investors”.

    A.        The Company wishes to sell to each Investor, and each Investor wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, (x) a 7.5% Senior Secured Convertible Debenture in the form attached hereto as Exhibit A (a “Debenture” and, collectively, the “Debentures”), (y) a Warrant in the form attached hereto as Exhibit B (a “Series A Warrant” and, collectively, the “Series A Warrants”), and (z) a Warrant in the form attached hereto as Exhibit C (a “Series B Warrant” and, collectively, the “Series B Warrants”). The Series A Warrants and the Series B Warrants are sometimes individually referred to herein as a “Warrant” and collectively referred to herein as the “Warrants”.

    B.        Each Series A Warrant will entitle an Investor to purchase a number of shares of Common Stock (as defined below) equal to thirty percent (30%) of the number of shares of Common Stock that would be issuable upon conversion of the original principal amount of the Debenture purchased by such Investor at the closing divided by the Conversion Price (as defined below) in effect on the Closing Date (as defined below) (without regard to any restrictions on such conversion contained herein or in the Debenture) and will have an exercise price equal to $1.15 (subject to adjustment as provided therein). Each Series B Warrant will entitle an Investor to purchase a number of shares of Common Stock equal to twenty percent (20%) of the number of shares of Common Stock that would be issuable upon conversion of the original principal amount of the Debenture purchased by such Investor at the Closing (without regard to any restrictions on such conversion contained herein or in the Debenture) and will have an exercise price equal to $1.25 (subject to adjustment as provided therein). Each Warrant will be exercisable commencing on the Closing Date and will expire on the fifth (5th) anniversary of the Closing Date.

    C.        The shares of Common Stock into which the Debentures are convertible are referred to herein as the “Conversion Shares” and the shares of Common Stock into which the Warrants are exercisable are referred to herein as the “Warrant Shares”. The Debentures, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

        The Company’s obligations under the Debentures, including without limitation its obligation to make payments of principal thereof and interest thereon, are secured pursuant to the terms of a Security Agreement in the form attached hereto as Exhibit D (the “Security Agreement”), which will grant Investors a “springing” first priority security interest and lien in all of the securities of EnerDel, Inc. (“EnerDel”) and Giner Electrochemical Systems, LLC (“GES”) now or hereafter acquired by the Company; provided that such security interest and lien will not become effective except in accordance with the Security Agreement.

        The Company has agreed to effect the registration of the Conversion Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit E (the “Registration Rights Agreement”). The sale of the Debentures and the Warrants by the Company to the Investors will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.

        In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.     PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

        1.1 Closing of Purchase of Debentures and Warrants. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Investor agrees to purchase (i) a Debenture with a principal amount equal to the amount set forth below such Investor’s name on the signature pages hereof, (ii) a Series A Warrant and (iii) a Series B Warrant. The purchase price for the Debenture and Warrants being purchased by an Investor (the “Purchase Price”) shall be equal to the principal amount of such Debenture. The date on which the closing of the purchase and sale of the Debentures and Warrants occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and each Investor, (B) each of the conditions to Closing described in Section 5 hereof has been satisfied or waived by the Company or each Investor, as appropriate, and (C) each Investor shall have delivered the Purchase Price payable to the Company by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Debenture and Warrants purchased by such Investor at the Closing. The Closing shall occur at the offices of Duval & Stachenfeld LLP, 300 East 42nd Street, New York, New York 10017.

        1.2 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

        “Affiliate"” means, as to any Person (the "subject Person"), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

        “Agreement” has the meaning in the preamble to this Agreement.

        “Board of Directors” means the Company’s board of directors.

        “Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which commercial banks located in New York City are required or authorized by law to close.

        “Closing” and “Closing Date” have the respective meanings specified in Section 1.1 hereof.

        “Closing Bid Price” shall mean, for the Common Stock as of any date, the closing bid price on such date for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets (“Bloomberg”), or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m. (eastern time), as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation, and shall cause such investment banking firm to perform such determination and notify the Company and each Investor of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. Such investment banking firm’s determination shall be deemed conclusive absent manifest error. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

        “Commission” has the meaning specified in the recitals to this Agreement.

        “Common Stock” means the common stock, par value $0.01 per share, of the Company.

        “Company Subsidiaries” means Ener1 Battery Company, Ener1 Technologies, Inc., EL Holdings, Inc., Ener1 Ukraine, EnerFuel, Inc., NanoEner, Inc. and EnerDel. Upon the consummation of the Company's contemplated acquisition of GES, GES shall also be deemed a Company Subsidiary.

        “Conversion Price” has the meaning specified in the Debentures.

        “Conversion Shares” has the meaning specified in the recitals to this Agreement.

        “Debentures” has the meaning specified in the recitals to this Agreement.

        “Debt” means, as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (c) all capital lease obligations of such Person; (d) all indebtedness, liabilities and obligations of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien (other than a Permitted Lien) existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person (other than the Company’s obligation to redeem the Securities under the circumstances specified therein). Debt shall not include any liability for (i) federal, state, local or other taxes imposed by a Governmental Authority, (ii) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (iii) any indebtedness that has been fully and finally defeased in accordance with the terms of the documents governing such indebtedness.

        “Disclosure Documents” has the meaning specified in Section 3.4 hereof.

        “DTC” has the meaning specified in Section 4.12 hereof.

        “Effective Date” has the meaning set forth in the Registration Rights Agreement.

        “Embargoed Person” has the meaning specified in Section 3.27 hereof.

        “EnerDel” has the meaning specified in the recitals to this Agreement.

        “Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

        “Event of Default” has the meaning set forth in the Debentures.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

        “Exercise Price” shall have the meaning specified in the Warrants.

        “Execution Date” has the meaning in the preamble to this Agreement.

        “Existing Debentures” means the Company’s 5% Senior Secured Convertible Debentures due January 21, 2009.

        “Existing Investors” means the holders of the Existing Debentures.

        “Existing Securities” means the Existing Debentures and warrants sold by the Company pursuant to the Existing Securities Purchase Agreement.

        “Existing Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of January 16, 2004, by and between the Company and the investors named therein for the sale and issuance by the Company of the Existing Debentures and certain warrants.

        “GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board, and (iii) interpretations of the Commission and the Staff of the Commission and each of their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

        “GES” has the meaning specified in the recitals to this Agreement.

        “Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

        “Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

        “Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

        “Investment Company Act” has the meaning specified in Section 3.24 hereof.

        “Investors” has the meaning in the preamble to this Agreement.

        “Key Employee” has the meaning specified in Section 3.16 hereof.

        “Lien” means, with respect to any Property, any mortgage or mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        “Lock-Up Letters” has the meaning specified in Section 5.1.9 hereof.

        “Material Adverse Effect” means an effect that has a material and adverse effect on (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents.

        “Material Contracts” means, as to the Company, any agreement required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

        “NASD” means the National Association of Securities Dealers, Inc.

        “Obligations” means any and all indebtedness, liabilities and obligations of the Company to the Investor evidenced by and/or arising pursuant to this Agreement or the Debentures, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Company to repay principal of the Debentures, to pay interest on the Debentures (including, without limitation, interest accruing after any bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys’ fees) provided for in this Agreement or the Debentures.

        “Offered Securities” has the meaning specified in Section 4.13(b) hereof.

        “Offering Notice” has the meaning specified in Section 4.13(a) hereof.

        “Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

        “Permitted Liens” means the following:

    (a)        encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

    (b)        Liens for taxes, assessments or other governmental charges (including without limitation in connection with workers’ compensation and unemployment insurance) that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

    (c)        Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established; and

(d) Liens granted under the Security Agreement between Ener1 Battery Company and the Exiting Investors, dated as of January 16, 2004.

        “Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

        “Principal Market” means the principal exchange or market on which the Common Stock is listed or traded.

        “Pro Rata Share” has the meaning specified in Section 4.17 hereof.

        “Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

        “Proposed Offering” has the meaning specified in Section 4.13(a) hereof.

        “Purchase Price” has the meaning specified in Section 1.1 hereof.

        “Real Property” has the meaning specified in Section 3.21 hereof.

        “Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

        “Registration Rights Agreement” has the meaning specified in the recitals to this Agreement.

        “Registration Statement” has the meaning set forth in the Registration Rights Agreement.

        “Regulation D” has the meaning specified in the recitals to this Agreement.

        “Reserved Amount” has the meaning specified in Section 4.3 hereof.

        “Restricted Payment” means (a) during any period in which all of the Milestones (as defined in the Debentures) are not satisfied, any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to all of the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Company or any of its Affiliates now or hereafter outstanding, except the Securities; (c) any prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement, sinking fund or defeasance of, any Debt (whether upon acceleration of such Debt or otherwise) other than the Securities; and (d) any loan, advance or payment to any officer, director or stockholder of the Company or any of its Affiliates, exclusive of (i) reasonable compensation and reimbursements paid to officers or directors in the ordinary course of business and (ii) the scheduled repayment of principal and interest with respect to any loans made by any such Affiliate to the Company and either (x) outstanding as of the date hereof and set forth on Schedule 3.5 hereto or (y) incurred after the date hereof and constituting Subordinated Debt. Notwithstanding the foregoing, (A) the issuance of securities upon exercise or conversion of the Company’s options, warrants or other convertible securities outstanding as of the date hereof and set forth on Schedule 3.5 or the grant of additional options or warrants or the issuance of additional securities, in each such case under any Company stock option or restricted stock plan approved by the independent members of the Board of Directors, and (B) the issuance of equity securities to, or making payments under license, joint venture or similar agreements with, persons with whom the Company has a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company’s business, and not in connection with a transaction the purpose of which is to raise equity capital, shall not be deemed to be a Restricted Payment.

        “Rule 144” has the meaning specified in Section 2.5 hereof.

        “Satellite” has the meaning specified in Section 4.1(c) hereof.

        “SEC Documents” has the meaning specified in Section 3.4 hereof.

        “Securities” has the meaning specified in the recitals to this Agreement.

        “Securities Act” has the meaning specified in the recitals to this Agreement.

        “Security Agreement” has the meaning specified in the recitals to this Agreement.

        “Series A Warrants” has the meaning specified in the recitals to this Agreement.

        “Series B Warrants” has the meaning specified in the recitals to this Agreement.

        “Subordinated Debt” means Debt of the Company which meets each of the following requirements: (a) such Debt is wholly unsecured or the Liens securing such Debt are permitted pursuant to the terms of this Agreement; and (b) such Debt is contractually subordinated, as to payment and liquidation, to the payment in full of the Debentures and the Obligations on terms, and pursuant to written agreements in form and substance, reasonably satisfactory to Investors holding at least fifty percent (50%) of the aggregate principal amount of the Debentures outstanding on the date such Debt is incurred (the “Subordinated Debt Documents”).

        “Subsidiary” means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

        “Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market.

        “Transaction Documents” means (i) this Agreement, (ii) the Debentures, (iii) the Warrants, (iv) the Security Agreement, (v) the Registration Rights Agreement, and (vi) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

        “Transfer Agent” has the meaning specified in Section 4.12 hereof.

        “Warrant Shares” has the meaning specified in the recitals to this Agreement.

        “Warrants” has the meaning specified in the recitals to this Agreement.

        1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.     REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR.

        Each Investor (with respect to itself only) hereby makes the following representations and warranties to the Company and agrees with the Company that, as of the Execution Date and as of the Closing Date:

        2.1 Authorization; Enforceability. Such Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Investor’s name on the signature page hereof with the requisite corporate power and authority to purchase the Debentures and Warrants being purchased hereunder and to execute and deliver this Agreement. This Agreement constitutes such Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

        2.2 Accredited Investor. Such Investor is an accredited investor as that term is defined in Rule 501 of Regulation D, was not organized for the specific purpose of acquiring the Securities, and is acquiring the Debentures and Warrants solely for its own account as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however, that in making such representation, such Investor does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition. Such Investor can bear the economic risk of a total loss of its investment in the Debentures and the Warrants and has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

        2.3 Information. The Company has provided such Investor with, or such Investor has otherwise had access to, all information regarding the business, operations and financial condition of the Company that such Investor considers necessary or appropriate for deciding whether to purchase the Securities, and has granted to such Investor the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Debentures and Warrants hereunder. Neither such information nor any other investigation conducted by such Investor or any of its representatives shall modify, amend or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

        2.4 Limitations on Disposition. Such Investor acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

        2.5 Legend. Such Investor understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale.”

        Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities have been sold pursuant to Rule 144 under the Securities Act or any successor provision (“Rule 144”), subject to receipt by the Company of customary documentation reasonably acceptable to the Company in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

        2.6 Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Investor set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

        2.7 Non-Affiliate Status; Common Stock Ownership. Such Investor is not an Affiliate of the Company or of any other Investor and is not acting in association or concert with any other Investor in regard to its purchase of Debentures and Warrants or otherwise in respect of the Company. Such Investor’s investment in Debentures and Warrants is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Board of Directors.

        2.8 Fees. Such Investor is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

        2.9 No Conflicts. The execution and performance of this Agreement and the other Transaction Documents do not conflict in any material respect with any agreement to which such Investor is a party or is bound thereby, any court order or judgment addressed to such Investor, or the constituent documents of such Investor.

        2.10 No Governmental Review. Such Investor understands that no United States federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to each Investor and agrees with each Investor that, as of the Execution Date and as of the Closing Date:

        3.1 Organization, Good Standing and Qualification. Each of the Company and the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company and the Company Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect. The Company Subsidiaries are the only Subsidiaries of the Company that own or lease material assets or that conduct material business or operations, or that have done so at any time during the twelve (12) month period immediately preceding the Execution Date.

        3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The Company has the requisite corporate power and authority to issue and sell the Debentures and the Warrants to the Investors in accordance with the terms hereof and thereof, to issue the Conversion Shares upon conversion of the Debentures and to issue the Warrant Shares upon exercise of the Warrants. All corporate action on the part of the Company and by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the this Agreement and the other Transaction Documents has been taken, and no further consent or authorization of the Company, the Board of Directors, the Company’s stockholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the NASD or otherwise). The Board of Directors has determined that the issuance and sale of the Securities, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents (including without limitation the issuance of Conversion Shares in accordance with the terms of the Debentures and Warrant Shares in accordance with the terms of the Warrants), are in the best interests of the Company.

        3.3 Due Execution; Enforceability. This Agreement has been and, at or prior to the Closing, each other Transaction Document will be, duly executed and delivered by the Company. Each Transaction Document constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

        3.4 Disclosure Documents; Agreements; Financial Statements; Other Information. The Company is subject to the reporting requirements of the Exchange Act and has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission on or after December 31, 2001 (collectively, the “SEC Documents”). Other than as set forth on Schedule 3.4, the Company is not aware of any event occurring or expected to occur on or prior to the Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each SEC Document, as of the date of the filing thereof with the Commission, complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in the SEC Documents filed at least one Business Day prior to the Execution Date (the “Disclosure Documents”), the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

        3.5 Capitalization; Debt Schedule. The capitalization of the Company as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Debentures and Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Debentures and exercise of the Warrants is set forth on Schedule 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 3.5 hereto, the Company owns all of the capital stock of each Company Subsidiary, which capital stock is validly issued, fully paid and non-assessable, and no shares of the capital stock of the Company or any of its Subsidiaries are subject to preemptive rights or any other similar rights of the stockholders of the Company or any such Subsidiary or any Liens created by or through the Company or any such Subsidiary. Except as disclosed on Schedule 3.5, or as contemplated herein, as of the Execution Date and as of the Closing Date, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries (whether pursuant to anti-dilution, “reset” or other similar provisions). Schedule 3.5 identifies all Debt of the Company and it Subsidiaries currently outstanding as of the date hereof.

        3.6 Due Authorization; Valid Issuance. The Debentures are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, free and clear of any Liens imposed by or through the Company. The Warrants are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company. The Conversion Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Debentures, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company. The Warrant Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company. Assuming the accuracy of each Investor’s representations in this Agreement, the Securities will be issued, sold and delivered in compliance with all applicable Federal and state securities laws.

        3.7 No Conflict with Other Instruments. Neither the Company nor any of the Company Subsidiaries is in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Company Subsidiary, except for any such violation or default that has not had or would not reasonably be expected to have a Material Adverse Effect. The (i) execution, delivery and performance of this Agreement and the other Transaction Documents and (ii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not result in any violation of any provisions of the Company’s or any of the Company Subsidiary’s Certificate of Incorporation, Bylaws or any other governing document or in a default under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to the Company or any Company Subsidiary or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company or of any of the Company Subsidiaries or the triggering of any preemptive or anti-dilution rights (including without limitation pursuant to any “reset” or similar provisions) or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company’s securities to purchase shares of Common Stock or other securities of the Company (whether pursuant to a shareholder rights plan provision or otherwise), on the part of holders of the Company’s securities, other than such rights as are disclosed on Schedule 3.7 hereto.

        3.8 Financial Condition; Taxes; Litigation.

           3.8.1 Except as disclosed on Schedule 3.8 hereto, the financial condition of the Company and each Company Subsidiary is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. Except as otherwise described in the Disclosure Documents or on Schedule 3.8 hereto, there has been no (i) material adverse change to the business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole since the date of the Company’s most recent audited financial statements contained in the Disclosure Documents or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP.

           3.8.2 The Company and each of the Company Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it (other than the timely filing of any such return on which a loss was shown and as to which the Company paid all late payments and penalties in connection therewith) and such returns are complete and accurate in all material respects and the Company and each of the Company Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has any liability with respect to taxes that accrued on or before September 30, 2004 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Disclosure Documents.

           3.8.3 Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company’s knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission, the NASD, any state securities commission or other Governmental Authority.

           3.8.4 Except as described in the Disclosure Documents or on Schedule 3.8 hereto, there is no material claim, litigation or administrative proceeding pending, or, to the Company’s knowledge, threatened or contemplated, against the Company or any of the Company Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person’s employment therewith. Neither the Company nor any of the Company Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which has had or would reasonably be expected to have a Material Adverse Effect.

        3.9 Reporting Company; Form SB-2. The Company is eligible to register the Conversion Shares and Warrant Shares for resale in a secondary offering by each Investor on a registration statement on Form SB-2 under the Securities Act. To the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation and filing of a registration statement on Form SB-2 that will be available for the resale of all Conversion Shares and Warrant Shares by each Investor.

        3.10 Acknowledgement of Dilution. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Debentures and the issuance of the Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges its obligation to issue Conversion Shares upon conversion of the Debentures in accordance with the terms of the Debentures, and to issue Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, regardless of the effect of any such dilution.

        3.11 Intellectual Property. The Company and the Company Subsidiaries each owns, possesses, licenses or can acquire or make use of, without undue expense, all Intellectual Property that is necessary or appropriate for the operation of its businesses as presently conducted and as presently proposed to be conducted, without any known conflict with the rights of others, except where the failure to own or possess Intellectual Property would not have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not materially alter or impair, individually or in the aggregate, any of such rights of the Company. To the Company’s knowledge, except as described in the Disclosure Documents, (i) none of its or any of the Company Subsidiary’s planned or current products or services infringes upon any Intellectual Property of any other Person, and no claim or litigation is pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary contesting its right to sell or otherwise use any product or material or service which has had or would reasonably be expected to have a Material Adverse Effect, (ii) the use by the Company or any Company Subsidiary of any material Intellectual Property does not infringe the rights of any third party to such Intellectual Property and (iii) the rights of the Company or any Company Subsidiary to Intellectual Property owned or used by it are valid and enforceable and no registration relating thereto has lapsed, expired or terminated or is the subject of any claim or proceeding that could result in any such lapse, expiration or termination. The Company and the Company Subsidiaries each has complied in all material respects with its obligations pursuant to any agreement relating to the Intellectual Property rights that are the subject of licenses granted by third parties.

        3.12 Registration Rights; Rights of Participation. Except for the rights granted to the Existing Investors, and as described on Schedule 3.12 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied in full prior to the date hereof and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities or other assets of the Company solely as a result of the transactions contemplated by this Agreement or the other Transaction Documents.

        3.13 Solicitation; Other Issuances of Securities. Neither the Company nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the Securities Act.

        3.14 Fees. Except as described on Schedule 3.14 hereto, the Company is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless such Investor from and against any claim by any person or entity alleging that such Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

        3.15 Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any of its Subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

        3.16 Employees. The executive officers of the Company are Kevin P. Fitzgerald — Chief Executive Officer, Randall Paulfus – Chief Financial Officer, Ronald N. Stewart – Executive Vice President, General Counsel and Secretary, Pankaj Dhingra – President of Energy Group, and John Waters – Vice President of Business Development (each, a “Key Employee”). The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company. To the knowledge of the Company, no Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock. There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees. None of the Company’s employees belong to any union or collective bargaining unit. The Company has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

        3.17 Environment. Except as disclosed in the Disclosure Documents (i) the Company and the Company Subsidiaries have no liabilities under any Environmental Law, nor, to the Company’s knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any of the Company Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor any of the Company Subsidiaries has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

        3.18 ERISA. Except as described on Schedule 3.18, the Company does not maintain or contribute to, or have any obligation under, any Pension Plan. The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

        3.19 Disclosure. No written statement, information, report, representation or warranty made by the Company in any Transaction Document or furnished to such Investor by or on behalf of the Company in connection with (i) the Transaction Documents, (ii) any transaction contemplated hereby or thereby, or (iii) such Investor’s due diligence investigation of the Company contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading. Except for the issuance of the Securities and the transactions contemplated by this Agreement and the Transaction Documents, neither the Company, any Affiliate of the Company, or any Person acting on behalf of the Company or at its direction, has disclosed to such Investor any event, circumstance or fact that would constitute material non-public information as of the Execution Date or the Closing Date. The Company acknowledges and agrees that following the issuance of the press release in accordance with Section 4.1 hereof, such Investor will not possess any material non-public information concerning the Company or any Company Subsidiary, and that such Investor is relying on the representations, acknowledgements and agreements made by the Company in this Section 3.19 in making trading and other decisions concerning the Company’s securities.

        3.20 Insurance. The Company maintains insurance for itself and its Subsidiaries in such amounts and covering such losses and risks as is reasonably sufficient and customary in the businesses in which the Company and the Company Subsidiaries are engaged. No notice of cancellation has been received for any of such policies and the Company is in compliance with all of the terms and conditions thereof. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. Without limiting the generality of the foregoing, the Company maintains Director’s and Officer’s insurance in an amount not less than $2 million for each covered occurrence.

        3.21 Property. Schedule 3.21 sets forth all real property owned by the Company or any of the Company Subsidiaries (the “Real Property”). The Company and the Company Subsidiaries have good and marketable title in fee simple to all Real Property and good and marketable title to all personal Property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens or as described on Schedule 3.21 hereto. Any Property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Property by the Company and its Subsidiaries.

        3.22 Regulatory Permits. The Company and the Company Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to have any such authorization or permit would have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

        3.23 Exchange Act Registration; Listing. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act.

        3.24 Investment Company Status. The Company is not, and immediately after receipt of payment for the Debentures and the Warrants issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

        3.25 Transfer Taxes. No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing.

        3.26 Sarbanes-Oxley Act; Internal Controls and Procedures. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company maintains internal accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company’s senior management; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company or any Company Subsidiary is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all Government Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP.

        3.27 Embargoed Person. To the knowledge of the Company, at all times while any Debenture remains outstanding: (a) none of the funds or other assets of the Company shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Securities are or would be in violation of law; (b) no Embargoed Person shall have any interest of any nature whatsoever in the Company with the result that the investments evidenced by the Securities are or would be in violation of law; and (c) none of the funds of the Company shall be derived from any unlawful activity with the result that the investments evidenced by the Securities are or would be in violation of law.

        3.28 No Other Agreements. The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as expressly set forth in the Transaction Documents.

4.     COVENANTS OF THE COMPANY AND EACH INVESTOR.

        4.1 The Company agrees with each Investor that the Company will, following the Closing:

            (a)        file a Form D with the Commission and any applicable state securities departments with respect to the Securities issued at the Closing as required under Regulation D and to provide a copy thereof to such Investor promptly after such filing;

            (b)        take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Debentures and Warrants issued at the Closing for sale under applicable state or “blue-sky” laws or obtain an exemption therefrom, and shall provide evidence of any such action to such Investor at such Investor’s request; and

            (c)        (i) on or prior to 8:30 a.m. (eastern time) on the Business Day immediately following the Closing Date, issue a press release disclosing the material terms of this Agreement and the transactions contemplated by this Agreement and (ii) use reasonable best efforts to file with the Commission, on or prior to 5:00 p.m. (eastern time) on the Business Day immediately following the Execution Date (but in no event later than 5:00 p.m. (eastern time) on the second Business Day immediately following the Execution Date), a Current Report on Form 8-K disclosing the material terms of this Agreement and the transactions contemplated hereby and including as exhibits this Agreement and the other Transaction Documents; provided, however, that Satellite Asset Management, L.P. (“Satellite”) and each Investor named therein shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby.

        4.2 The Company agrees that it will, as long as any Investor or any Affiliate of such Investor beneficially owns any Debentures:

            (a)        maintain its corporate existence in good standing;

            (b)        maintain, keep and preserve all of its Properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (c)        pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien (other than a Permitted Lien) upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

            (d)        comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (e)        comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (f)        provide such Investor with copies of all materials sent to its stockholders to the extent not publicly available through the Commission’s EDGAR database, in each such case promptly after the filing thereof with the Commission; and

            (g)        timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

        4.3 Reservation of Common Stock. The Company shall, on the Closing Date, have authorized and reserved for issuance, free from any preemptive rights, a number of shares of Common Stock at least equal to one hundred and twenty five percent (125%) of the maximum number of shares of Common Stock issuable upon (A) conversion of the outstanding Debentures in full at the Conversion Price then in effect and (B) exercise of the outstanding Warrants in full at the Exercise Price then in effect, in each such case without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Debentures or the Warrants (the “Reserved Amount”). In the event that, as a result of an adjustment to the Conversion Price of the Debentures or the Exercise Price for the Warrants (pursuant to anti-dilution adjustments or otherwise), the Reserved Amount is less than 105% of the number of shares of Common Stock then issuable upon conversion of all of the Debentures and exercise of all of the Warrants then outstanding (without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Debentures or the Warrants), the Company shall take action (including without limitation seeking stockholder approval for the authorization or reservation of additional shares of Common Stock) as soon as practicable (but in no event later than the tenth (10th) business day or, in the event that stockholder approval is required, the sixtieth (60th) day following such date) to increase the Reserved Amount to no less than 125% of the number of shares of Common Stock into which such outstanding Debentures are then convertible and such outstanding Warrants are exercisable. The Company shall not reduce the number of shares reserved for issuance hereunder without obtaining the written consent of the holders of two-thirds (2/3) of the Registrable Securities into which all of the Debentures and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise). The initial Reserved Amount shall be allocated pro rata among the Investors based on the principal amount of the Debentures issued to each Investor at the Closing. Each increase in the Reserved Amount shall be allocated pro rata among the Holders based on the amount of Registrable Securities into which all of the Debentures and Warrants held by such Holder at the time of such increase are convertible or exercisable (without regard to any limitation on such conversion or exercise). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Debentures, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be reallocated to the remaining Holders pro rata based on the amount of Registrable Securities into which all of the outstanding Debentures and Warrants at the time of such increase are convertible or exercisable (without regard to any limitation on such conversion or exercise).

        4.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Debentures and Warrants as specified on Schedule 4.4 hereof.

        4.5 Limitation on Debt, Liens. During the period beginning on the Execution Date and ending on the Effective Date, the Company shall refrain, and shall ensure that each of its Subsidiaries refrains, from incurring any Debt (including without limitation by issuing any Debt securities) or increasing the amount of any existing line of credit or other Debt facility beyond the amount outstanding on the date hereof; provided, however, that the Company and EnerDel may incur Debt in connection with equipment leases entered into with non-Affiliates that are on arms-length, market terms. At all times following the Execution Date and while at least $100,000 in aggregate principal amount of the Debentures is outstanding, the Company shall refrain, and shall ensure that each of its Subsidiaries refrains, from granting, establishing or maintaining any Lien on any of its assets, including without limitation any pledge of securities owned or held by it (including without limitation any securities issued by any such Subsidiary), other than (i) Permitted Liens (including the imposition of any Lien after the Closing Date, provided that, upon the imposition of any mechanic’s, tax or similar statutory lien, the Company shall notify each Investor thereof and shall use commercially reasonable efforts to remove such lien as soon as practicable (including without limitation contesting such lien in good faith by appropriate proceedings)), (ii) judgment Liens not giving rise to an Event of Default, (iii) any interest or title of a lessor under any capitalized lease obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such capitalized lease obligation, (iv) purchase money Liens to finance property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Debt shall not exceed the cost of such property or assets (including the cost of design, development, improvement, production, acquisition, construction, installation and integration) and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed (and any improvements) and (B) the Lien securing such Debt shall be created within ten (10) days of such acquisition, construction or improvement, (v) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, (vi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its subsidiaries, including rights of offset and set-off, and (vii) Liens securing the Existing Debentures.

        4.6 Restricted Payments. As long as at least $100,000 in aggregate principal amount of the Debentures is outstanding, except as contemplated by Schedule 4.4 and except as described on Schedule 4.6 hereof, the Company will not, nor will it permit any Subsidiary of the Company to, make any Restricted Payments, except that:

            (a)        the Company may make regularly scheduled payments of principal and interest accrued on any Subordinated Debt if and to the extent (but only if and to the extent) permitted by the express terms of the documents governing the subordination of such Subordinated Debt;

            (b)        Subsidiaries of the Company may make Restricted Payments to the Company;

            (c)        the Company may make regularly scheduled payments of principal and/or interest on the Existing Debentures;

            (d)        the Company may make regularly scheduled dividend payments on its Series B Preferred Stock; and

            (e)        the Company may issue shares of Common Stock upon the conversion or exercise of the Existing Securities and its Series B Preferred Stock in accordance with their terms.

provided, however, that no Restricted Payments may be made pursuant to clause (a) through (e) above if an Event of Default (or an event or circumstance that with the giving of notice or lapse of time would constitute an Event of Default) exists at the time of such Restricted Payment or would result therefrom.

        4.7 Disposition of Property. As long as at least $100,000 in aggregate principal amount of the Debentures is outstanding, the Company will not, nor will it permit any Subsidiary of the Company to, sell, lease, assign, transfer or otherwise dispose of any of its Property or any interest therein (including through the issuance, sale or transfer of equity securities), except the Company may take any of the following actions: (i) dispositions of Property by the Company and its Subsidiaries in the ordinary course of business or that are approved by the independent members of the Board of Directors, as long as, in the event that any such Property is subject to a Lien created by the Security Agreement, the proceeds of such disposition are treated in the manner described in such instrument; (ii) expenditures of money (including, without limitation, money held in deposit accounts) (x) made in the ordinary course of business, (y) for the purpose of making Restricted Payments expressly permitted in accordance with this Agreement or (z) that are approved by the independent members of the Board of Directors; and (iii) licenses granted and development agreements entered into with respect to its Intellectual Property to third parties, and (iv) dispositions of the stock and/or assets of EL Holdings, Inc. and Ener1 Technologies, Inc. approved by the independent members of the Board of Directors.

        4.8 Certain Transactions. As long as at least $100,000 in aggregate principal amount of the Debentures is outstanding, and except as may be expressly permitted or required by the Transaction Documents, or expressly required by the Existing Debentures, the Company will not, nor will it permit any Subsidiary of the Company to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any Subsidiary of the Company to (a) pay dividends or make any other distribution to the Company or any Subsidiary of the Company in respect of capital stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to the Company or any Subsidiary of the Company, (c) make any loan or advance or capital contribution to the Company or any Subsidiary of the Company, (d) sell, lease or transfer any of its Property to the Company or any Subsidiary of the Company, or (e) grant a Lien on any of its Properties.

        4.9 Modification of Certain Agreements. As long as at least $100,000 in aggregate principal amount of the Debentures is outstanding, the Company will not, nor will it permit any of its Subsidiaries to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the certificate or articles of incorporation, articles of organization, bylaws, regulations or other constituent documents of the Company or any such Company Subsidiary or (b) any Material Contract to which it is a party; provided, however, that any of such documents may be amended or modified if and to the extent that such amendment or modification (i) is necessary in order to carry out the intent of this Agreement or any other Transaction Document, (ii) is not materially adverse to the Company, any such Subsidiary or any Investor, or (iii) relates to any inactive Subsidiaries of the Company that have no assets.

        4.10 Transactions with Affiliates. The Company agrees that any transaction or arrangement between it or any of its Subsidiaries and any Affiliate or employee of the Company shall be effected on an arms’ length basis and shall be approved by the Company’s independent directors.

        4.11 Use of Investor Name. Except as may be required by applicable law, the Company shall not use, directly or indirectly, any Investor’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of any Investor for the specific use contemplated or as otherwise required by applicable law or regulation.

        4.12 Company’s Instructions to Transfer Agent. On or prior to the Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the “Transfer Agent”), and provide each Investor with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Conversion Shares upon conversion of the Debentures and receipt of a valid Conversion Notice (as defined in the Debentures) from an Investor, in the amount specified in such Conversion Notice, in the name of such Investor or its nominee, (ii) to issue certificates representing Warrant Shares upon exercise of the Warrants and (iii) to deliver such certificates to such Investor no later than the close of business on the third (3rd) business day following the related Conversion Date (as defined in the Debentures) or Exercise Date (as defined in the Warrants), as the case may be. Such certificates shall bear only such legends as are required pursuant to applicable provisions of this Agreement or applicable law. As long as the Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to an Investor upon conversion of the Debentures, or exercise of the Warrants, and as long as the Transfer Agent is a participant in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and such Investor has not informed the Company that it wishes to receive physical certificates therefor, and no legend is required to appear on any physical certificate if issued, the transfer agent may effect delivery of Conversion Shares or Warrant Shares, as the case may be, by crediting the account of such Investor or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Investor that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Investor’s right to convert the Debentures or to receive Conversion Shares in accordance with the terms of the Debentures or to exercise the Warrants or to receive Warrant Shares upon exercise of the Warrants. In the event that the Company’s relationship with the Transfer Agent should be terminated for any reason, the Company shall use its best efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

        4.13 Right to Participate.

            (a)        Offer Notice. During the period beginning on the date hereof and ending on the one (1) year anniversary of the Closing Date, neither the Company nor any of its majority-owned Subsidiaries shall issue, sell or enter into any agreement to issue or sell any capital stock or securities convertible or exercisable into, or exchangeable for, capital stock of the Company or any such Subsidiary (a “Proposed Offering”), unless the Company shall first have delivered to each Investor written notice of such Proposed Offering describing all of the material terms and conditions thereof (including the dollar amount of securities intended to be issued and sold), and attaching a copy of any executed offer letter or terms sheet relating to such Proposed Offering (an “Offer Notice”).

            (b)        Right to Participate. Each Investor shall have the right to purchase its pro rata share (determined by reference to the number of Shares purchased by such Investor under this Agreement as compared with the number of Shares purchased hereunder by all of the Investors) of twenty percent (20%) of the capital stock or securities convertible or exercisable into, or exchangeable for, capital stock of the Company or any such Subsidiary described in an Offer Notice (such percentage being referred to herein as the “Offered Securities”) on the same terms and conditions and in the same aggregate amount as are set forth therein, and may exercise such right by delivering written notice thereof to the Company within five (five) Trading Days following such Investor’s receipt of the Offer Notice. Each Investor may also purchase, on similar notice from the Company, its pro rata share of any of the Offered Securities not purchased by the other Investors.

            (c)        Sale to Third Party. In the event that the Investors do not purchase all of the Offered Securities, the Company or its Subsidiary, as the case may be, may sell such securities to any Person, but only if such sale is made on the same terms and conditions as those set forth in such Offer Notice. If the Company or such Subsidiary has not sold all of such Offered Securities within thirty (30) days following the date on which it delivered an Offer Notice to each Investor, the Company or such Subsidiary shall not sell any of such securities unless it first offers to sell such securities to the Investors in accordance with the procedures set forth in this Section.

            (d)        Exceptions. This Section 4.13 shall not apply to issuances of capital stock or securities convertible or exercisable into, or exchangeable for, capital stock of the Company (i) in connection with stock incentive plans approved by the independent members of the Board of Directors; (ii) upon the exercise or conversion of securities existing on the date hereof that are convertible into Common Stock and are described on Schedule 3.5 hereto; or (iii) issued to Persons with whom the Company is entering into a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company’s business and not in connection with a transaction the purpose of which is to raise equity capital.

        4.14 Limitations on Disposition. No Investor shall sell, transfer, assign or dispose of any Securities, unless:

            (a)        there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

            (b)        such Investor has notified the Company in writing of any such disposition, received the Company’s written consent (which consent will not be unreasonably withheld or delayed) and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such consent or opinion of counsel will be required (A) if the sale, transfer or assignment is made to an Affiliate of such Investor, (B) if the sale, transfer or assignment is made pursuant to Rule 144 and such Investor provides the Company with evidence reasonably satisfactory to the Company and its legal counsel that the proposed transaction satisfies the requirements of Rule 144 or (C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution.

        4.15 Disclosure of Information. The Company agrees that it will not at any time disclose material non-public information to any Investor without first receiving such Investor’s written consent to such disclosure.

        4.16 EnerDel and GES. Notwithstanding anything in this Agreement to the contrary, (i) the Company may cause or permit each of EnerDel and GES to issue equity securities to a third party (on an “arms-length” basis) in connection with a public or private market raise or in connection with a joint venture, strategic alliance or other commercial relationship in connection with the operation of such Subsidiary’s business; provided, however, that the Company shall at all times own not less than a majority of the outstanding equity and voting interests in each such Subsidiary on a fully diluted basis; and (ii) if any cash distribution is made to the Company by either such Subsidiary, the Company shall promptly notify each Investor of such distribution, and each Investor shall have the right to cause the Company to redeem a portion of its Debenture equal to such Investor’s Pro Rata Share (as hereinafter defined) of such distribution. The term “Pro Rata Share” means, with respect to an Investor, the percentage obtained by dividing (i) the amount of principal and accrued and unpaid interest outstanding on such Investor’s Debenture by (ii) the aggregate amount of principal and accrued and unpaid interest then outstanding on all of the Debentures.

5.     CONDITIONS TO CLOSING.

        5.1 Conditions to Investors’ Obligations at the Closing. Each Investor’s obligations to effect the Closing, including without limitation its obligation to purchase a Debenture and Warrant at the Closing, are conditioned upon the fulfillment (or waiver by such Investor in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

           5.1.1 the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of the Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

           5.1.2 the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before the Closing;

           5.1.3 the Closing Date shall occur on a date that is not later than March 15, 2005;

           5.1.4 the Company shall have delivered to such Investor a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this paragraph 5.1 have been fulfilled as of the Closing, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

           5.1.5 the Company shall have delivered to such Investor a certificate, signed by the Secretary or an Assistant Secretary of the Company, attaching (i) the Certificate of Incorporation and By-Laws of the Company, and (ii) resolutions passed by the Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents, and certifying that such documents are true and complete copies of the originals and that such resolutions have not been amended or superseded, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

           5.1.6 the Company shall have delivered to such Investor an opinion of counsel for the Company, dated as of such date, in substantially the form set forth on Exhibit 5.1.6 hereto;

           5.1.7 the Company shall have delivered duly executed certificates representing the Debenture and Warrants being purchased by such Investor;

           5.1.8 the Company shall have executed and delivered the Registration Rights Agreement;

           5.1.9 the Company shall have obtained the written agreement of each Key Employee to refrain from selling shares of Common Stock prior to the Effective Date (the “Lock-Up Letters”);

           5.1.10 there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent audited financial statements contained in the Disclosure Documents, except as set forth in Schedule 3.8;

           5.1.11 the Company shall have authorized and reserved for issuance at least one hundred and twenty five percent (125%) of the aggregate number of shares of Common Stock issuable upon conversion of all of the Debentures and exercise of all of the Warrants to be issued at the Closing (such number to be determined using the Conversion Price and Exercise Price in effect on the Closing Date and without regard to any restriction on the ability of an Investor to convert Debentures or exercise the Warrants as of such date);

           5.1.12 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the Transaction Documents;

           5.1.13 the Common Stock shall be quoted on the Nasdaq OTC Bulletin Board or the Nasdaq SmallCap Market; and

           5.1.14 each holder of shares of the Company’s Series B Preferred Stock shall have waived in writing such holder’s right to include such holder’s shares of Common Stock (whether issuable upon conversion of such Series B Preferred Stock, upon exercise of warrants issued in connection with the issuance of such Series B Preferred Stock, or otherwise) in the Registration Statement or otherwise to participate in such registration pursuant to the Registration Rights Agreement of the Conversion Shares and Warrant Shares, and the Company shall have provided each Investor a copy of such waiver.

        5.2 Conditions to Company’s Obligations at the Closing. The Company’s obligations to effect the Closing with each Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date

           5.2.1 the representations and warranties of such Investor shall be true and correct in all material respects as of the Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

           5.2.2 each Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Investor on or before the Closing Date;

           5.2.3 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

           5.2.4 each Investor shall have executed each of the Transaction Documents to which it is a party and shall have delivered the same to the Company; and

           5.2.5 each Investor shall have tendered to the Company the Purchase Price for the Debentures and Warrants being purchased by it at the Closing by wire transfer of immediately available funds.

6.     MISCELLANEOUS.

        6.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

        6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Each Investor may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Debentures or Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.

        6.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such other party.

        6.4 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of the other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other Transaction Document or other agreement or document delivered at the Closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute any Investors as a partnership, an association, a joint venture or any other kind of entity or a “group” as described in Section 13(d) of the Exchange Act, or create a presumption that any Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled individually to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

        6.5 Injunctive Relief. The Company acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to each Investor and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Investor shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

        6.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including without limitation any dispute under or with respect to the Debentures or the Warrants), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

        6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

        6.8 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        6.9 Notices. Any notice, demand or request required or permitted to be given by the Company or an Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

         If to the Company:

         Ener1, Inc.
         550 Cypress Creek Road
         Suite 120
         Fort Lauderdale, Florida 33309
         Attn: Kevin P. Fitzgerald
         Tel: 954-202-4442
         Fax: 954-202-2884

         with a copy to:

         Gibson, Dunn & Crutcher LLP
         1050 Connecticut Avenue N.W.
         Washington, DC 20036
         Attn: Stephen I. Glover
         Tel: 202 955-8500
         Fax: 202 467-0539

and if to any Investor, to such address for such Investor as shall appear on the signature page hereof executed by such Investor, or as shall be designated by such Investor in writing to the Company in accordance with this Section 6.9.

        6.10 Expenses. The Company and each Investor each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents; provided, however, that that the Company shall pay (i) up to $45,000 in immediately available funds, at the Closing and promptly upon receipt of any further invoices relating to same, for all reasonable, documented out-of-pocket expenses (including without limitation legal fees and expenses) incurred or to be incurred by Satellite in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents (regardless of whether the Closing occurs) and (ii) all costs and expenses required to be paid by the Company under any other Transaction Document. At the Closing, the amount due for such fees and expenses to Satellite (which may include fees and expenses estimated to be incurred for completion of the transaction and post-closing matters) may be netted out of the Purchase Price payable by Satellite. In the event the amount paid by the Company for such fees and expenses is less than the amount of fees and expenses actually incurred by Satellite, the Company shall promptly pay such deficiency (up to $45,000 in the aggregate, including any amounts paid at Closing) within thirty (30) days following receipt of an invoice therefor.

        6.11 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the holders of at least two-thirds (2/3) of the Registrable Securities into which all of the Debentures and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise).

[Signature Pages to Follow]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

ENER1, INC.

By: __________________________
        Name: Kevin P. Fitzgerald
        Title: Chief Executive Officer

INVESTOR NAME: ______________________________

By: _________________________
        Name:
        Title:

ADDRESS:
           ______________________________

           ______________________________

          Tel: ___________________________

          Fax: ___________________________
          Email
          Address: _______________________

Principal Amount of Debenture to be Purchased: _______________

Tax ID Number: ____________________